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                                                                      EXHIBIT 16



May 14, 2002



Securities and Exchange Commission
Washington, DC 20549

Re:   Alpha Technologies Group, Inc.
      File No. 0-14365

Dear Sir or Madam:

We have read paragraphs 1 through 3 of Item 4 of the Form 8-K of Alpha Technologies Group, Inc. dated May 9, 2002 and agree with the statements concerning our Firm contained therein.


Very truly yours,



/s/ Grant Thornton LLP